Exhibit 99.2

News Release

PLUG POWER ANNOUNCES MARTIN HULL AS CHIEF ACCOUNTING OFFICER

Company Continues to Strengthen Financial Team to Support Business Growth

LATHAM, NY — March 30, 2015 — Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announces Martin (Marty) Hull as Chief Accounting Officer effective April 1, 2015. Through this position, Hull will enhance the finance team’s ability to support Plug Power’s growth as the company continues to build on the depth and breadth of its reporting and accounting competencies. He will report directly to Paul Middleton, Chief Financial Officer at Plug Power.

Previously, Hull was a principal and director at the accounting firm of Marvin and Company, P.C. Prior to that, he was an audit partner at KPMG LLP, serving various public companies. Hull brings extensive accounting, financial reporting and internal controls knowledge to Plug Power. His position will be critical within the organization, enabling Plug Power to strengthen its financial processes and systems, in response to increasing business volume resulting from customer adoption of Plug Power’s GenKey hydrogen and fuel cell solutions.

“Marty will significantly enhance our reporting and accounting abilities, and he will be instrumental in directing our reporting functions,” said Middleton. “Furthermore, Marty’s public reporting and accounting experience will be tremendously beneficial as we continue to pursue a range of innovative strategic initiatives, as well as build on our commercial traction in North American material handling.”

The CAO position was previously filled by Jill McCoskey. “The Plug Power team thanks Jill for her countless years of service and financial management at Plug Power as we grew the company to the powerhouse we are today,” said Plug Power CEO, Andy Marsh.

Hull holds a Bachelors of Business Administration with a concentration in Accounting from the University of Notre Dame, and is a Certified Public Accountant.

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About Plug Power Inc.

The powerhouse in hydrogen fuel cell technology, Plug Power is revolutionizing the industry with cost-effective solutions that increase productivity, lower operating costs and reduce carbon footprint. Its signature solution, GenKey, provides an all-inclusive package for customers, incorporating GenFuel hydrogen and fueling infrastructure, GenCare aftermarket service and either GenDrive or ReliOn fuel cell systems. GenDrive, a lead-acid battery replacement, is used in electric lift trucks in high-throughput material handling applications. With more than 6,000 GenDrive units deployed to material handling customers, GenDrive has been proven reliable with over 100 million hours of runtime. Plug Power manufactures tomorrow’s incumbent power solutions today, so customers can POWERAhead. Additional information about the Plug Power brands is available at www.plugpower.com.

Plug Power Inc. Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s forecast of financial performance, order bookings, business model, strategy and growth opportunities. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, ReliOn and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, ReliOn and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG’s public filings with the Securities and Exchange Commission (the “SEC”) including, the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2014. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Media and Investor Relations Contact:
Teal Vivacqua
Plug Power Inc.
Phone: 518.738.0269